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                                                                    EXHIBIT 3.54

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
                                                        This form must be type
                                                          written or computer           File Number________
                                                          generated. For your
[SEAL] STATE OF UTAH                                    convenience, this form          Non-Refundable Processing Fee $37.00
       DEPARTMENT OF COMMERCE                            has been designed to
       DIVISION OF CORPORATIONS & COMMERCIAL CODE          be filled out and
                                                            printed online.
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AMENDMENT   ARTICLES OF AMENDMENT TO ARTICLES OF ORGANIZATION

Pursuant to UCA Section 48-2c-408, the individual named below causes this Amendment to the Articles of Organization to be delivered to the Utah Division of Corporations for filing, and states as follows:

The name of the limited liability company is: IASIS Healthcare MSO Sub of Salt Lake City, LLC

The Articles of Organization shall be amended as set forth herein (mark all that apply):

[X]  There is a change in the name of the limited liability company to:
     Seaboard Development LLC

[X]  The articles of organization are amended as follows:
     See Attached Exhibit A.

                                                State of Utah
                                           Department of Commerce
                                 Division of Corporations and Commercial Code

                            I hereby certified that the foregoing has been filed
                                  And approved on this 09 day of June 2004
                             In this office of this Division and hereby issued
                                         this Certificate thereof.

                                     Examiner [ILLEGIBLE] Date 06.10.04

[ ]  A change of ownership structure or exchange/reclassification of interests:

                                          [SEAL]    /s/ Kathy Berg
                                                    -------------------
                                                    Kathy Berg
                                                    Division Director

      The amendment was adopted on the 4th day of June, 2004

      The amendment was adopted by the [X]  Members

                                       [ ]  Managers, as provided for in the
                                            articles of organization or
                                            operating agreement.

      Delayed effective date (if not be effective upon filing) _________________ (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Organization has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

      Typed Name: IASIS Healthcare Corporation, Frank A. Coyle, Secretary

      Capacity:   [X] Member  [ ]  Manager

      Signed:     /s/ Frank A. Coyle
                  --------------------

      Dated this 4th day of June, 2004

                           MAIL IN: PO Box 146705
                                    Salt Lake City, UT 84114-6705
                           WALK IN: 160 East, 300 South, Main Floor
                           INFORMATION CENTER: (801) 530-4849
                           TOLL FREE: (877) 526-3994 (within Utah)
                           FAX: (801) 530-6438
                           WEB SITE: http://www.commerce.utah.gov/cor

      UNDER GRAMA (G3-2-201), ALL REGISTRATION INFORMATION MAINTAINED BY THE DIVISION IS CLASSIFIED AS PUBLIC RECORD. FOR CONFIDENTIALLY PURPOSES, THE BUSINESS ENTITY PHYSICAL ADDRESS MAY BE PROVIDED RATHER THAN THE RESIDENTIAL OR PRIVATE ADDRESS OF ANY INDIVIDUAL AFFILIATED WITH THE ENTITY.

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                                   EXHIBIT A

                               FORM OF AMENDMENT


                         ACTION TAKEN ON WRITTEN CONSENT
                              BY THE SOLE MEMBER OF
                 IASIS HEALTHCARE MSO SUB OF SALT LAKE CITY, LLC

      The undersigned, IASIS Healthcare LLC, being the sole member of IASIS
Healthcare MSO Sub of Salt Lake City, LLC, a Utah limited liability company (the
"Company"), hereby adopts, by this written consent, the following resolutions:

             AMENDMENT TO ARTICLE I OF THE ARTICLES OF ORGANIZATION

      RESOLVED, the undersigned has approved the Amendment to the Article of Organization, changing the name of the Company to "SEABOARD DEVELOPMENT LLC";
and

      THEREFORE, the Articles of Organization of the Company shall be amended by deleting Article I thereof and substituting the following:

      "The name of the company is SEABOARD DEVELOPMENT LLC."

              AMENDMENT TO ARTICLE V OF THE ARTICLES OF ORGANIZATION

      RESOLVED, the undersigned has approved the Amendment to the Articles of Organization, changing the name and address of the Sole Member of the Company;
and

      THEREFORE, the Articles of Organization of the Company shall be amended by deleting Article V thereof and substituting the following:

      "The management of the business and affairs of the company is vested in a manager. The name and address of the manager is as follows:

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
        NAME                                          ADDRESS
        ----                                          -------
IASIS Healthcare Corporation                  Dover Center, Building E
                                              117 Seaboard Lane
                                              Franklin, TN 37067"

      FURTHER RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to execute, deliver and file for record the Amendment and to do and perform such other acts as shall be necessary, convenient or proper to affect the Amendment.

      Remainder of pages intentionally left blank; signature page follows.

      IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, has executed this Action Taken on Written Consent as of June 4, 2004.

                                               IASIS HEALTHCARE CORPORATION

                                               By:   /s/ Frank A. Coyle
                                                     ----------------------
                                               Name: Frank A. Coyle
                                               Title: Secretary

                                       2